UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page
Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	3

Signatures	4

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On July 6, 2009, Kirby A. Tyndall provided notice of his resignation from his position as Executive Vice President, Secretary, Treasurer, and Chief Financial Officer of Bank of Granite Corporation and its subsidiaries (the “Company”) effective July 31, 2009. Mr. Tyndall’s resignation does not impact or in any way relate to the financial statements or reporting of the Company. The Company’s board of directors took action on July 7, 2009 to appoint Jerry A. Felts, the Company’s Chief Operating Officer since July 2008, to serve in the additional capacity of Chief Financial Officer effective July 31, 2009. Mr. Felts, age 69, is a retired Ernst & Young financial services audit partner. Prior to his appointment as Chief Operating Officer, Mr. Felts served Bank of Granite as Independent Contractor/Advisor with respect to loan operations and accounting matters and internal control matters, beginning in November 2007. Mr. Felts was an independent contractor providing consulting services and advice on internal audit matters from 2001 to 2007. Mr. Felts will continue to serve the Company pursuant to his current agreement with the Company, as set forth in Exhibit 10.1 to the Company’s quarterly report on Form 10-Q filed August 8, 2008.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

July 10, 2009	By:	/s/ Jerry A. Felts

Jerry A. Felts Chief Operating Officer

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